Exhibit 4.1

SUBSCRIPTION AGREEMENT

[Stockholder Name and Address]	-
-

Ladies and Gentlemen:

Reference is made to your offering circular dated February 1, 2018 (the “Offering Circular”). The undersigned understand that as stockholders of Solera National Bancorp, Inc. (the “Company”) owning at least two shares of the Company’s common stock as of January 29, 2018, they are being given subscription rights entitling them to subscribe for up to one share for every two shares of the Company’s common stock owned as of January 29, 2018, at a subscription price of $7.25 per share. The subscription rights are not transferable. The undersigned further understand that they are also being given an over-subscription privilege allowing them to subscribe for an addition share for every two shares owned as of January 29, 2018, also at a subscription price of $7.25 per share, subject to acceptance or rejection in our sole discretion. Unlike the subscription rights, the over-subscription privilege does not entitle you to purchase any specific number of shares. The Company reserves the right to allocate shares and to accept such subscriptions in its sole discretion, and to reject any such subscription, in whole or in part. For more information concerning the subscription rights and the over-subscription privilege, please refer to the Offering Circular.

Upon the terms and subject to the conditions specified in the Offering Circular, the undersigned hereby subscribe(s) for the following shares of the Company’s common stock. THE UNDERSIGNED REPRESENTS AND WARRANTS TO THE COMPANY THAT THE UNDERSIGNED (A) OWNS AS OF THE RECORD DATE OF JANUARY 29, 2018, THE NUMBER OF SHARES OF COMPANY COMMON STOCK SET FORTH BELOW AND (B) IS AND HAS BEEN DULY AUTHORIZED AND IS QUALIFIED TO PURCHASE SHARES OF THE COMPANY COMMON STOCK AS SET FORM BELOW.

	Number of Shares		Per Share Subscription Price		Payment

Shares owned as of January 29, 2018:			n/a		n/a
Subscription Rights Entitlement:*
Shares I Wish to Purchase:
Subscription Rights		x	$7.25	=	$
Over-subscription Privilege**		x	$7.25	=	$
Total Subscription:**		x	$7.25	=	$

*                                         One share for every two shares of common stock owned, rounded down to nearest whole share.

**                                  Over-subscription privilege is subject to acceptance or rejection in the Company’s sole discretion and is limited to one additional share for every two shares of common stock owned, rounded down to the nearest whole share.

Please sign and date this Agreement below prior to delivering it to the Company together with your completed W-9 form. Please be sure to make a copy of your completed Agreement for your records before you send it in. If you are unable to make a copy for any reason, please let us know by checking the box below and we will mail you a copy of your Agreement with an acknowledgement of receipt.

IMPORTANT: In order to exercise your subscription rights, in whole or in part, this Agreement, signed and accompanied by payment in full for the shares subscribed for thereby, must be received by Solera National Bancorp, Inc., 319 South Sheridan Boulevard, Lakewood, CO 80226, Attention: Melissa K. Larkin, by 5:00 p.m., Mountain Time, on May 31, 2018, unless extended. Make full payment of the entire purchase price for the shares subscribed for in U.S. currency by ACH, wire transfer, or check as detailed below:

•	Check payable to “Solera National Bancorp, Inc. Stock Offering Account.”

•	Wire Transfer Instructions:

Solera National Bank
ABA# 107007281
319 S. Sheridan Blvd
Lakewood, CO 80226
For Credit To: Solera National Bancorp Account No. 2012368, Attention: [INSERT YOUR NAME HERE] Stock Purchase

•	ACH Instructions:
Bank Name: Solera National Bank
Routing No.: 107007281
Account Name: [INSERT YOUR NAME HERE] Stock Purchase
Account No.: 2012368

Please remember that in order for us to accept payments by the expiration date, the funds for such payments must have cleared by that date.

Date:	Date:

Signature (Subscriber)	Signature (Subscriber)

Please print title or capacity	Please print title or capacity
(if other than individual stockholder)	(if other than individual stockholder)

Telephone	Telephone
E-mail address	E-mail address

Unless indicated otherwise below, shares will be registered in the same manner as set forth at the top of this Agreement. If you wish shares to be registered differently, please complete the following:

Name in Which Shares are to be Registered	Number of Shares

(Please Print)

(Please Print)

Shares being subscribed for will be maintained in book-entry.  After we have processed your completed subscription, you will receive an acknowledgement via e-mail to the address provided on this form.  The e-mail will contain a username and temporary password to view your entire investment in Solera National Bancorp, Inc.  If you prefer to have a physical certificate delivered to an address, please complete the following and check the appropriate box below and we will mail you a paper certificate:

Mailing Address

City	State	Zip Code

☐ Please send me a copy of my Agreement and acknowledgement of receipt ☐ by regular mail or ☐ by e-mail to the following address:                                       .